Exhibit 10.1

AMENDMENT TO STOCK PURCHASE AGREEMENT

This Amendment, dated and executed effective as of July 27, 2023 (this "Amendment"), to that certain Stock Purchase Agreement, dated as of December 22, 2021 (the "SPA"), entered into by and among Kestrel Labs, Inc., a Colorado corporation (the "Company"), Jonas Pologe, Theodore Delianides, Kurt Aronow and Kevin Galligan (collectively, the "Selling Shareholders" and, Jonas Pologe and Theodore Delianides, together, the "Principal Shareholders" and each a "Principal Shareholder") and Zynex Monitoring Solutions Inc., a Colorado corporation (the "Buyer") and a wholly-owned subsidiary of Zynex, Inc., a Nevada corporation ("Zynex"), and Zynex. Capitalized terms used in this Amendment but not otherwise deﬁned herein shall have the meanings ascribed to such terms in the SPA.

RECITALS

WHEREAS, in connection with transactions contemplated by the SPA, the Selling Shareholders, Buyer, Zynex and the Escrow Agent, entered into the Escrow Agreement pursuant to which the parties established the Escrow Fund, which as of the date hereof holds the Escrow Shares; and

WHEREAS, pursuant to Section 11.09 of the SPA each of the parties to the SPA desires to enter into this Amendment to, among other things, amend and modify certain terms of the SPA related to the conditions to be satisﬁed for the release the Escrow Shares from the Escrow Fund to the Selling Shareholders such that the Escrow Fund shall be released in its entirety to the Selling Shareholders as of the date speciﬁed herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and suﬃciency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments.

(a)           Any references to “this Agreement” set forth in the SPA or in this Amendment shall refer to the SPA as amended by this Amendment.

(b)           Article 1 of the SPA is hereby amended by adding thereto in alphabetical order the following deﬁnitions:

“’Amendment” means that certain amendment to this Agreement dated as of July 27, 2023.

“Amendment Eﬀective Date” means July 27, 2023.

(b)          An additional clause identifying the speciﬁc date of “July 27, 2023” shall be added to the end of the deﬁnitions of “First Escrow Release Date”, “Liquidation Event Release Date” and “Second Escrow Release Date”, such that each respective deﬁnition as amended shall read as follows:

•	““First Escrow Release Date” means the date that is the earliest to occur of (i) the date of an FDA Submission or (ii) the Business Day immediately prior to the announcement of an FDA Submission or (iii) July 27, 2023.”

•	““Liquidation Event Release Date” means the date that is the earliest to occur of (i) the Business Day immediately prior to the announcement of a Liquidation Event or (ii) the Business Day immediately prior to the closing of a Liquidation Event; or (iii) the date of a breach induced Liquidation Event contemplated by clause (iv) of the deﬁnition of Liquidation Event or (iv) July 27, 2023.

•	““Second Escrow Release Date” means the date that is the earliest to occur of (i) the date of an FDA Clearance or (ii) the Business Day immediately prior to the announcement of an FDA Clearance or (iii) July 27, 2023.”

2.             Lockup Agreements.  Each of the Selling Shareholders shall enter into a lockup agreement simultaneously herewith substantially in the form of Exhibit A attached hereto.

3.            Delivery of Written Instructions to the Escrow Agent.  Simultaneously herewith and as contemplated by Section 7.11 of the SPA and Section 2.b.i. of the Escrow Agreement, the Shareholders' Representative and the Buying Parties shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent (i) to promptly release and disburse all of the Escrow Shares to the Selling Shareholders in the respective amounts allocated to each respective Selling Shareholder, and (ii) that upon the release and disbursement of the Escrow Shares that the Escrow Agreement shall terminate as provided in Section 8.(a) of the Escrow Agreement.

4.            Delivery of Instruction Letter to the Transfer Agent.  Zynex shall deliver to the Transfer Agent for Zynex an instruction letter simultaneously herewith pursuant to which it shall instruct the Transfer Agent to note on the stock records of Zynex that the Escrow Shares are subject to the restrictions on transfer set forth in the lockup agreements referenced in Section 2 hereof.

5.            Eﬀect.  Except as otherwise amended hereby, the SPA shall remain in full force and eﬀect.

6.            Authority.  Each of the parties hereto represents and warrants to the other party that (i) all consents or approvals required of third parties (including, but not limited to, any lenders, board of directors, members, managers, partners, shareholders, oﬃcers, or governors) for its execution, delivery, and performance of this Amendment have been obtained; (ii) such respective party has the right and authority to enter into this Amendment and to perform its respective obligations as set forth herein; (iii) the person executing this Amendment on such party’s behalf is duly authorized to execute this Amendment on its behalf and to bind such party hereto; and (iv) this Amendment is binding upon such party in accordance with this Amendment’s and the SPA’s terms.

7.             Counterparts.  This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Blank, Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date ﬁrst above written.

COMPANY:		BUYER:

KESTREL LABS, INC.		ZYNEX MONITORING SOLUTIONS, INC.

By:	/s/ Thomas Sandgaard	By:	/s/ Thomas Sandgaard
Name:	Thomas Sandgaard	Name:	Thomas Sandgaard
Title:	CEO	Title:	CEO

SELLING SHAREHOLDERS:		ZYNEX:

ZYNEX, INC.

By:	/s/ Jonas Pologe	By:	/s/ Dan Moorhead
Name:	Jonas Pologe	Name:	Dan Moorhead
Title:	Individual	Title:	CFO

By:	/s/ Theodore Delianides
Name:	Theodore Delianides
Title:	Individual	SHAREHOLDERS REPRESENTATIVE:

By:	/s/ Kurt Aronow	By:	/s/ Jonas Pologe
Name:	Kurt Aronow	Name:	Jonas Pologe
Title:	Individual

PURCHASER REPRESENTATIVE:

By:	/s/ Kevin Galligan	By:	/s/ Jonas Pologe
Name:	Kevin Galligan	Name:	Jonas Pologe
Title:	Individual	Title:	Individual

Exhibit A

To

Amendment to Stock Purchase Agreement

Form of

Lock-up Agreement

July 27, 2023

Zynex, Inc.

9555 Maroon Circle

Englewood, CO 80112

Ladies and Gentlemen:

The undersigned is the owner of shares of common stock (the “Zynex Shares”) of Zynex, Inc. a company organized under the laws of the State of Nevada (the “Company”) issued pursuant to that certain Stock Purchase Agreement by and among the Company, Zynex Monitoring Solutions, Inc., Kestrel Labs, Inc. and the former shareholders of Kestrel Labs, Inc. named therein, dated as of December 22, 2021 (the “Purchase Agreement”) as amended by that certain Amendment to Stock Purchase Agreement by and among the parties to the Purchase Agreement dated as of July 27, 2023 (the “Amendment”). The Purchase Agreement as amended by the Amendment shall be referred to herein as the Amended Purchase Agreement. Capitalized terms not deﬁned herein shall have the meaning set forth in the Amended Purchase Agreement.

Certain Deﬁnitions:

•	“First Lock-Up Period” shall mean the period commencing on the date hereof and continuing through the earlier of: (i) December 31, 2023; (ii) a Liquidation Event Release Date (as deﬁned in the Purchase Agreement prior to the Amendment); or (iii) any other event that would have otherwise caused a release of the Escrow Shares from the Escrow Fund in accordance with the terms of the Purchase Agreement to the undersigned, including any breach contemplated in Section 7.08(e) of the Purchase Agreement.

•	“Second Lock-Up Period” shall mean the period commencing on the date hereof and continuing through the earlier of (i) June 30, 2024; (ii) a Liquidation Event Release Date (as deﬁned in the Purchase Agreement prior to the Amendment); or (iii) any other event that would have otherwise caused a release of the Escrow Shares from the Escrow Fund in accordance with the terms of the Purchase Agreement to Shareholder, including any breach contemplated in Section 7.08(e) of the Purchase Agreement.

•	“First Lock-up Securities” shall mean the number of shares of Zynex Common Stock held by Shareholder and identiﬁed as “First Lock-up Securities” below Shareholder’s name on the signature page hereto.

•	“Second Lock-up Securities” shall mean the number of shares of Zynex Common Stock held by Shareholder and identified as “Second Lock-up Securities” below Shareholder’s name on the signature page hereto.

Pursuant to the Amended Purchase Agreement, as of the date hereof, the undersigned has agreed to enter into this Lock-up Agreement to restrict the sale of (i) the First Lock-up Shares for the duration of the First Lock-up Period and (ii) the Second Lock-up Shares for the duration of Second Lock- up Period. References herein to the “Lock-up Period” shall mean with respect to the First Lock-up Shares the First Lock-up period and with respect to the Second Lock-up Shares the Second Lock-up Period.

As contemplated by, and subject to the provisions of the Amended Purchase Agreement, the undersigned hereby agrees that:

(1)	Lock-up of First Lock-Up Securities. The undersigned will not, during the First Lock-up Period, (a) oﬀer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the respective, First Lock-Up Shares or any securities convertible into or exercisable or exchangeable for the First Lock-Up Shares, (collectively, the “First Lock-Up Securities”); (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the First Lock-Up Securities, whether any such transaction is to be settled by delivery of the First Lock-Up Securities, in cash or otherwise; (c) make any written demand for or exercise any right with respect to the registration of any of such First Lock-Up Securities except pursuant to registration rights granted pursuant to the Amended Purchase Agreement; or (d) publicly disclose the intention to make any oﬀer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of such First Lock-Up Securities; and

(2)	Lock-up of Second Lock-Up Securities. The undersigned will not, during the Second Lock- up Period, (a) oﬀer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the respective, Second Lock-Up Shares or any securities convertible into or exercisable or exchangeable for the Second Lock-Up Shares, (collectively, the “Second Lock-Up Securities”); (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Second Lock- Up Securities, whether any such transaction is to be sefled by delivery of the Second Lock-Up Securities, in cash or otherwise; (c) make any written demand for or exercise any right with respect to the registration of any of such Second Lock-Up Securities except pursuant to registration rights granted pursuant to the Amended Purchase Agreement; or (d) publicly disclose the intention to make any oﬀer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any of such Second Lock-Up Securities. The First Lock-Up Securities together with the Second Lock- Up Securities.

Notwithstanding the foregoing, the Lock-up of First Lock-up Securities and the Lock-up of Second Lock-up Securities set forth in the foregoing paragraph shall not apply to transfers of First Lock-Up Securities or Second Lock-up Securities (collectively, the “Lock-up Securities”), as the case may be, (i) as a bona ﬁde gift, by will or intestacy or to a family member or trust for the beneﬁt of the undersigned or a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than ﬁrst cousin); provided that, (A) any such transfer shall not involve a disposition for value, and (B) each transferee shall sign and deliver to the Company a lock-up agreement substantially in the form of this lock-up agreement, (ii) pursuant to an order or decree of a Governmental Authority, (iii) pursuant to a bona ﬁde third-party tender oﬀer, merger, consolidation or other similar transaction in each case made to all holders of Zynex Common Stock involving a change of control (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender oﬀer, merger, consolidation or other such transaction is not completed, such Lock-Up Securities shall remain subject to the provisions of this Agreement, (iv) for the purpose of satisfying any withholding taxes (including estimated taxes) related to the taxes owed by undersigned owner in connection with the Purchase Agreement or (v) approved in writing by the Company.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s depositary and transfer agent against the transfer of the undersigned’s (i) First Lock-Up Securities during the First Lock-up Period, and (ii) Second Lock-Up Securities during the Second Lock-up Period, as the case may be, except in compliance with the foregoing restrictions.

The Company shall remove any and all stop transfer instructions against all of: (i) the First Lock- Up Securities on the end date of the First Lock-up Period and (ii) the Second Lock-Up Securities on the end date of the Second Lock-up Period.

No provision in this lock-up agreement shall be deemed to restrict or prohibit the exercise by the undersigned of any option to acquire Zynex Shares.

Subject to the terms of the Purchase Agreement, the undersigned understands that this lock-up letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This Lock-Up Agreement, and any Lock-Up Agreement issued in respect of any transfer of Lock- Up Securities permitted by this Agreement, shall terminate upon the end date of the respective Lock-up Periods related to such Lock-up Securities, and the Company shall cause the Company’s transfer agent to remove any legends related to the Lock-up Agreement that may be on the Lock-Up Securities at the end of the respective lock-up period and on all remaining Lock-Up Securities upon the termination of this Lock-Up Agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

This lock-up letter agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado.

Very truly yours,

ZYNEX, INC.

By:

Name:

Title:

Date:

The Shareholder:

By:

Shareholder Name:

First Lock-up Shares:

Second Lock-up Shares:

Dated: July 27, 2023